                                   LEASE AGREEMENT


                                       Between


                             AEtna Life Insurance Company

                                     as Landlord,


                                         and


                                1st Tech Corporation,

                                      as Tenant,



                    Covering approximately 6,180 gross square feet
                      of the Building known (or to be known) as

                                       McNeil 3

                                      located at

                        12201 Technology Boulevard, Suite 130

                                 Austin, Texas, 78727

STANDARD INDUSTRIAL LEASE AGREEMENT
TRAMMEL CROW COMPANY - (AUS/91)
                                  Approximately 6,180 gross square feet
                                  12201 Technology Boulevard, Suite 130
                                  Austin, Texas  78727
                                  McNeil 3

                                   LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between AEtna Life Insurance Company, hereinafter referred to as "Landlord", and 1st Tech Corporation, hereinafter referred to as "Tenant."

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Premises"), to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end on the last day of the month that is Sixty (60) months after the Commencement Date.

    A. EXISTING BUILDING AND IMPROVEMENTS. If no material improvements are to be constructed to the Premises, the "Commencement Date" shall be April 26, 1993. In such event, Tenant acknowledges that (i) it has inspected and accepts the Premises in its "as is" condition, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord ( unless otherwise expressly set forth in this Lease).

2.  BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

    A. BASE RENT. Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate of SEE MONTHLY RENTAL ON EXHIBIT "C" and /100 Dollars ($) per month during the term hereof. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

    B. SECURITY DEPOSIT. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Four Thousand Seven Hundred Seventy-three and 60/100 Dollars ($4,773.60), which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease (the "Security Deposit"), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease or the cost of any other damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of the Security Deposit shall be returned by Landlord to Tenant when all of Tenant's present and future obligations under this Lease have been fulfilled.

    C. ESCROW DEPOSITS. Without limiting in any way Tenant's other obligations under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, (ii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iii) Landlord's cost of maintaining insurance pursuant to Paragraph 9A below, and (iv) Landlord's cost of maintaining the Premises pursuant to paragraph 5E below and any common area charges payable by Tenant in accordance with Paragraph 4B below (collectively, the "Tenant Costs"). During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant's Proportionate Share of the Tenant Costs. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs. If the Tenant's total escrow deposits for any calendar year are less than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow deposits of Tenant for any calendar year are more than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant's escrow deposits next maturing after such determination. In the event the Premises constitute a portion of a multiple occupancy building (the "Building"), Tenant's "Proportionate Share" with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in the entire Building. In the event the Premises or the Building is part of a project or business park owned, managed or leased by Landlord or an affiliate of Landlord (the "Project"), Tenant's "Proportionate Share" of the Project, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the project.

3.  TAXES

    A.   REAL PROPERTY TAXES.     Subject to reimbursement under Paragraph 2C
herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Building and/or the land of which the Premises or the Building are a part. If at any time during the term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the real property within the applicable taxing jurisdiction. Tenant agrees to pay its Proportionate Share of the cost to such consultant.

    B. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pay the increased taxes, then Tenant shall pay to Landlord, upon demand, the amount of such taxes.

4.  LANDLORD'S REPAIRS AND MAINTENANCE

    A. STRUCTURAL REPAIRS. Landlord, at its own cost and expense, shall maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass or plate glass, any doors, special store fronts or office entries, and the term "foundation" as used herein shall not include loading docks. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to effect such repairs or cure such defect.

    B. TENANT'S SHARE OF COMMON AREA CHARGES. Tenant agrees to pay its Proportionate Share of the cost of (i) maintenance and/or landscaping (including both maintenance and replacement of landscaping) of any property that is a part of the Building and/or the Project ; (ii) operating, maintaining and repairing any property, facilities or services (including without limitation utilities and insurance therefor) provided for the use of benefit of Tenant or the common use or benefit of Tenant and other lessees of the Project or the Building; and (iii) an administrative fee of fifteen percent (15%) of all common area maintenance charges.

5.  TENANT'S REPAIRS.

    A. MAINTENANCE OF PREMISES AND APPURTENANCES. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises and promptly make all necessary repairs and replacements to the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) keep the parking areas, driveways and alleys surrounding the Premises in a clean and sanitary condition. Tenant's obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance, repair and replacement of all HVAC, electrical, plumbing, sprinkler and other systems.

    B. RAILROAD SPUR. Tenant agrees to maintain any spur track servicing the Premises and to sign a joint maintenance agreement with the railroad company servicing the Premises if requested by the railroad company. Landlord shall have the right to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Premises and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord from time to time, upon demand, for its Proportionate Share of the costs of such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Landlord is a party.

    C. PARKING. Tenant and its employees, customers and licenses shall have the right to use only its Proportionate Share of any parking areas that have been designated for such use by Landlord in writing, subject to (i) all rules and regulations promulgated by Landlord, and (ii) rights of ingress and egress of other lessees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles. Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises.

    D. SYSTEM MAINTENANCE. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

    E. OPTION TO MAINTAIN PREMISES. Landlord reserves the right to perform, in whole or in part and without notice to Tenant, maintenance, repairs and replacements to the Premises, paving, common area, landscape, exterior painting, common sewage line plumbing and any other items that are otherwise Tenant's obligations under this Paragraph 5, in which event, Tenant shall be liable for its Proportionate Share of the cost and expense of such repair, replacement, maintenance and other such items.

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires, provided that (i) such items do not alter the basic character of the Premises or the Building, (ii) such items do not overload or damage same, (iii) such items may be removed without injury to the Premises, and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's specifications and requirements. Tenant shall be responsible for compliance with the Americans With Disabilities Act of 1990. Without implying any consent of Landlord thereto, all alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the day of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. All alterations, installations, removals and restorations shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building or other improvements situated on the Premises or of which the Premises are a part.

7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval and shall be submitted to Landlord prior to the Commencement Date of this Lease. Tenant shall repair, paint and/or replace the Building fascia surface to which its signs are attached upon Tenant's vacating the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord's prior written consent, (i) make any changes to the exterior of the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord or shall be otherwise subject to Landlord's prior written consent.

8. UTILITIES. Landlord agrees to provide normal water and electricity service to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises and any maintenance charges for utilities. Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. Tenant shall pay its pro rata share, as reasonably determined by Landlord, of all charges for jointly metered utilities. Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure. In the event water is not separately metered to Tenant, Tenant agrees that it will not use water and sewer capacity for uses other than normal domestic restroom and kitchen usage, and Tenant further agrees to reimburse Landlord for the entire amount of common water and sewer costs as additional rental if, in fact, Tenant uses water or sewer capacity for uses other than normal domestic restroom and kitchen uses without first obtaining Landlord's written permission, including but not limited to the cost for acquiring additional sewer capacity to service Tenant's excess sewer use. Furthermore, Tenant agrees in such event to install at its own expense a submeter to determine Tenant's usage.

9.  INSURANCE

    A. LANDLORD'S INSURANCE. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building in an amount not less than eighty percent (80%) of the "replacement cost" thereof, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief.

    B. TENANT'S INSURANCE. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of workers' compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence and One Million Dollars ($1,000,000.00) in the aggregate for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, shall also maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost of
(i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant; and (ii) all of Tenant's personal property contained within the Premises. Said policies shall
(i) name the Landlord as an additional insured and insure Landlord's contingent liability under or in connection with this Lease (except for the workers' compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is acceptable to Landlord; and (iii) provide that said insurance shall not be cancelled unless thirty (30) days' prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

    C. PROHIBITED USES. Tenant will not permit the Premises to be used for and purposes or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand therefor.

10. FIRE AND CASUALTY DAMAGE.

    A. TOTAL OR SUBSTANTIAL DAMAGE AND DESTRUCTION. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage or after such completion there would not be enough time remaining under the terms of this Lease to fully amortize such rebuilding or repairs, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

    B. PARTIAL DAMAGE OR DESTRUCTION. If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, then this Lease shall not terminate and Landlord shall substantially restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises for the benefit of, by or for Tenant.

    C. LIENHOLDERS' RIGHTS IN PROCEEDS. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust

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covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

    D. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

11. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused in whole or in part by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees; (ii) arising from the conduct or management of any work done by the Tenant in or about the Premises; (iii) arising from transactions of the Tenant; and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease. Landlord shall not be liable in any event for personal injury or loss of Tenant's property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities or other occurrences. Landlord strongly recommends that Tenant secure Tenant's own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional coverage for such risks. Tenant shall give prompt notice to Landlord of any significant accidents involving injury to persons or property. Furthermore, Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, regardless of whether such loss occurs when the area is locked against entry. Landlord shall not be liable to Tenant or Tenant's employees, customers or invitees for any damages or losses to persons or property caused by any lessees in the Building or the Project, or for any damages or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services and secure tenant's own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional protection or coverage for such risks. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct within or about the Premises, the Building or the Project and/or

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any personal injury or property damage caused thereby.  Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Landlord's sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided. Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking garage or parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises, the parking garage or other parking areas.

12. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be directly incidental thereto. Outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other lessees of the Building or the Project.

13. HAZARDOUS WASTE. The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi-governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently undertaken by Tenant at its sole cost pursuant to all Environmental Laws. Landlord and Landlord's representatives shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that any Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty four (24) hours, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all costs associated with said work. If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Substances, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant's sole cost. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any nature arising from or as a result of any contamination of the Premises with Hazardous Substances, or otherwise arising from the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

14. INSPECTION. Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours (or at any time in case of emergency) (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six (6) months of the Lease term, for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

15. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to sublet, assign or otherwise transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees to which Landlord is entitled or is otherwise in contravention of this Paragraph 15. No assignment, subletting or other transfer, whether or not consented to by Landlord or permitted hereunder, shall relieve Tenant of its liability under this Lease. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided and any category of rent subsequently received by Tenant under any such sublease is in excess of the same category of rent payable under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, declare such excess rents under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder. The following shall additionally constitute an assignment of this Lease by Tenant for the purposes of this Paragraph 15: (i) if Tenant is a corporation, any merger, consolidation, dissolution or liquidation, or any change in ownership or power to vote of thirty percent (30%) or more of Tenant's outstanding voting stock; (ii) if Tenant is a partnership, joint venture or other entity, any liquidation, dissolution or transfer of ownership of any interests totaling thirty percent (30%) or more of the total interests in such entity; (iii) the sale, transfer, exchange, liquidation or other distribution of more than thirty percent (30%) of Tenant's assets, other than this Lease; or (iv) the mortgage, pledge, hypothecation or other encumbrance of or grant of a security interest by Tenant in this Lease, or of any of Tenant's rights hereunder.

16. CONDEMNATION. If more than eighty percent (80%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than eighty percent (80%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures and personal property, if a separate award for such items is made to Tenant.

17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to one and one-half (1 1/2) times the rent if in effect on the date of such termination of this Lease, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19. EVENTS OF DEFAULT The following events (herein individually referred to as an "Event of Default") each shall be deemed to be a default in or breach of Tenant's obligations under this Lease:

    A. Tenant shall fail to pay an installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

    B. Tenant shall (i) vacate or abandon all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, in either event whether or not Tenant is in default of the rental payments due under this Lease.

    C. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

    D. Tenant shall default in the performance of any of its obligations under any other lease to Tenant from Landlord, or from any person or entity affiliated with or related to Landlord, and same shall remain uncured after the lapsing from any applicable cure periods provided for under such other lease.

    E. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not cure such failure within twenty (20) days after written notice thereof from Landlord.

20. REMEDIES. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

    (a)  Terminate this Lease;

    (b) Enter upon and take possession of the Premises without terminating this Lease;

    (c) Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

    (d) Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be required to provide to Tenant the new key to the Premises, regardless of hour, including Tenant's regular business hours;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore. In the event of any violation of Section 93.002 of the Texas Property Code by Landlord or by any agent or employee of Landlord, Tenant hereby expressly waives any and all rights Tenant may have under Paragraph (g) of such Section 93.002.

    A. DAMAGES UPON TERMINATION. If Landlord terminates this Lease at Landlord's option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period, provided that, because of the difficulty of ascertaining such value and in order to achieve a reasonable estimate of liquidated damages hereunder, Landlord and Tenant stipulate and agree, for the purposes hereof, that such fair market rental shall in no event exceed seventy-five percent (75%) of the rental amount for such period set forth in Paragraph 2 above.

    B. DAMAGES UPON REPOSSESSION. If Landlord repossesses the Premises without terminating this Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

    C. COSTS OF RELETTING, REMOVING, REPAIRS AND ENFORCEMENT. Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) brokers' fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing, storing or disposing of Tenant's or any other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) any and all costs and expenses incurred by Landlord in effecting compliance with Tenant's obligation under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies hereunder, including without limitation all reasonable attorneys' fees and all court costs incurred in connection with such enforcement or defense.

    D. LATE CHARGE. In the event Tenant fails to make any payment due hereunder within five (5) days after such payment is due, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.
    E. INTEREST ON PAST DUE AMOUNTS. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

    F. NO IMPLIED ACCEPTANCES OR WAIVERS. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of Tenant's surrender of the Premises, it being understood that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by Landlord to enforce any of its rights under this Lease or at law or in equity shall not be a waiver of Landlord's right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant, and notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

    G. RELETTING OF PREMISES. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that

Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom. Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting. Landlord may relet the whole or any portion of the Premises, for any period, to any tenant and for any use or purpose.

    H. LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building; however in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

    I. TENANT'S PERSONAL PROPERTY. If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord's rights under Paragraph 27 hereof, Landlord shall have the right to (i) keep in place and use, or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. In addition to the Landlord's other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within ten (10) days after the date the property is stored. Landlord shall give Tenant at least ten (10) days' prior written notice of such intended disposition. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable.

21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received written notice, specifying the default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty (30) days) to make performance, at its election, for and on behalf of Landlord.

22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation attorneys' fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

23. MISCELLANEOUS.

    A. INTERPRETATION. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. Any reference in this Lease to rentable area shall mean the gross rentable area as determined by the roofline of the building in question.

    B. BINDING EFFECT. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

    C. EVIDENCE OF AUTHORITY. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

    D. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of Landlord.

    E. PAYMENTS CONSTITUTE RENT. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

    F.   ESTOPPEL CERTIFICATES.  Tenant agrees, from time to time, within ten
(10) days after request of Landlord to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement or Landlord's execution of this Lease.

    G. ENTIRE AGREEMENT. This lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord's agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other.
This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

    H. SURVIVAL OF OBLIGATIONS. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded, including without limitation the cost of repairs to and replacements of all heating and air conditioning systems and equipment therein. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may, at Landlord's option, be credited against any amounts due from Tenant under this Paragraph 23H.

    I. SEVERABILITY OF TERMS. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

    J. EFFECTIVE DATE. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

    K. BROKERS' COMMISSION. Tenant represents and warrants that it has dealt with and will deal with no broker, agent or other person in connection with this transaction or future related transactions and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

    L. AMBIGUITY. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease.

    M. JOINT SEVERAL LIABILITY. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

    N. THIRD PARTY RIGHTS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

    O. EXHIBITS AND ATTACHMENTS. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

    P. APPLICABLE LAW. This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable State and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

    (i) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

    (ii) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

    (iii) Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

25. ADDITIONAL PROVISIONS. See EXHIBIT "C" attached hereto and incorporated herein by reference.

26. GUARANTY OF LEASE. Gary Pankonien shall execute and deliver to Landlord, upon execution of this Lease, a Guaranty of Lease in the form of EXHIBIT "D" attached hereto.

EXECUTED BY LANDLORD, this 18 day of May, 1993.


                             AETNA LIFE INSURANCE COMPANY


                             By:  /s/ JAMES G. HUGHES
Attest/Witness               Title:  Director
                             Address:  c/o Trammel Crow Central Texas Inc.
-------------------------    301 Congress Ave., Suite 1300, Austin, TX 78701
Title:
-------------------------


    EXECUTED BY TENANT, this __________ day of ____________, 19___.


                             1ST TECH CORPORATION



                             By:  /s/ GARY PANKONIEN
Attest/Witness               Title:    CEO
/s/ DONALD R. TURNER         Address:  12201  Technology Boulevard, Suite 130
--------------------         Austin, Texas   78727
Title:  CFO


EXHIBIT "A"    -   Description of Premises
EXHIBIT "C"    -   Additional Provisions
EXHIBIT "D"    -   Guaranty of Lease

                                     EXHIBIT "A"





BUILDING:                    McNeil #3

LEGAL DESCRIPTION:           Lot 4, McNeil Road Commercial Subdivision,
                             Section 2, acres 4.7429

ADDRESS:                     12201 Technology Boulevard, Suite 130
                             Austin, Texas 78727









              [Drawing of Premises, showing Leased Space, Expansion Space and Right of First Refusal Space]

                                     EXHIBIT "C"


                                ADDITIONAL PROVISIONS

MORTGAGEE PROTECTION CLAUSE

Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

TOXIC WASTE

Tenant covenants not to introduce any form of hazardous or toxic materials onto the Premises without complying with all applicable Federal, State and local laws or ordinances pertaining to the transportation, storage, use or disposal of such material, including but not limited to obtaining proper permits.

If Tenant's transportation, storage, use or disposal of hazardous or toxic materials on the Premises results in: 1) contamination of the soil or surface or ground water; or 2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph.

Tenant agrees: (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage; (ii) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statues, regulations and standards; and (iii) to indemnify claims, suits, causes of action, costs and fees, including attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. These provisions shall survive termination of this Lease.

EXPANSION CLAUSE

Tenant shall expand into an additional 6,000 square feet on 9/1/93 contiguous to Tenants' existing space a rental rate as described below.*

                                     EXHIBIT "C"


                                ADDITIONAL PROVISIONS
                                      CONTINUED

MONTHLY BASE RENTAL

The monthly base shall be as follows plus property taxes, common area maintenance, and insurance as provided in the Lease:

Rental Period         Original       Expansion       Per        Total Monthly
                      Space          Space           Square     Base Rent
                      6,180 s.f.     6,000 s.f.      Foot       12,180 s.f.

4/26/93 - 8/31/93     $3,213.60      ----            0.52       $3,213.60

9/1/93 - 4/25/95      $3,213.60      $3,120.00       0.52       $6,333.60

4/26/95- 4/25/97      $3,275.40      $3,180.00       0.53       $6,455.40

4/26/97- 4/30/98      $3,399.00      $3,300.00       0.55       $6,699.00


TENANT FINISH ALLOWANCE

     Landlord shall provide a tenant finish allowance of $60,000.00 to be applied toward interior improvements for the expansion space of 6,000 square feet. Such construction shall commence by August 1, 1993, Tenant shall reimburse Landlord for the amount of tenant improvements provided by Landlord in excess of the finish-out allowance of $60,000.00. This amount shall be due and payable within fifteen (15) days from receipt of invoice. In the event any such amount is not paid within fifteen (15) days, the unpaid amount shall bear interest at the rate of fifteen (15%) percent per annum from the due date until payment is made by Tenant.

All improvements must comply with Landlords STANDARDS AND SPECIFICATIONS FOR OFFICE/WAREHOUSE BUILDINGS and all applicable governmental regulations. Prior to beginning construction of any improvements, Tenant shall submit architectural drawings of the proposed improvements to Landlord and shall obtain Landlord's written consent to begin construction.

RIGHT OF FIRST REFUSAL

Landlord is the owner of the herein demised premised and "expansion space," as well as the adjacent 3,000 square feet of space, It is agreed that Tenant shall have the right of first refusal to

                                     EXHIBIT "C"


                                ADDITIONAL PROVISIONS
                                      CONTINUED


lease the adjacent space from the Landlord subject to the existing leases in place. In the event a prospective tenant desires to lease this space from Landlord, Landlord shall notify Tenant thereof in the manner provided herein for notice, whereupon Tenant shall have five (5) days after receipt of such notice in which to elect to exercise Tenant's right of first refusal. In the event Tenant fails to give Landlord written notice of Tenant's election to lease the adjacent space within said five (5) day period, Tenant shall have no further right, title or interest in the adjacent space and this right of first refusal shall terminate and be of no further force and effect. If, on the other hand, Tenant exercises its right of first refusal in the manner provided above, the lease of the adjacent property shall be consummated at a fair market rental rate.

RENEWAL OPTION

Tenant shall have the right and option to renew this Lease for one (1) additional five (5) year term by delivering written notice thereof to Landlord at least One Hundred Eighty (180) days prior to the expiration date of the lease term, provided that at the time of such notice and at the end of the lease term, Tenant is not in default hereunder. Upon the delivery of said notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended upon the same terms, covenants and conditions as provided in this Lease, except that the rental payable during said extended term shall be the prevailing market rental rate for space of comparable size, quality and location at the commencement of such extended term. If a conflict arises in the determination of such a FMV rental rate, a three-member committee, selected from the Austin Board of Realtors, shall determine the FMV rental rate. The first two members of such committee shall be selected by Landlord and Tenant respectively, which two members shall select the third. In no event shall the rate decrease below the rate Tenant is currently paying.

                                     EXHIBIT "D"

GUARANTY OF LEASE

THIS GUARANTY given by Gary Pankonien (hereinafter called the "Guarantors," whether one or more) to AEtna Life Insurance Company (hereinafter called the "Landlord"):

WITNESSETH:

In order to induce the Landlord to lease to 1st Tech Corporation (hereinafter with its successors and assigns referred to as the "Tenant") certain premises in the Landlord's building to be (or which has been) constructed on land situated at 12191 Technology Boulevard, in Austin, Texas, and being described in and pursuant to a certain Lease Agreement dated March 8, 1990 (which lease, together with any and all present and future modifications, amendments, renewals and extensions thereof, is hereinafter referred to as the "Lease"), the Guarantors agree as follows:

1. The Guarantors do hereby jointly and severally unconditionally, irrevocably and absolutely guarantee to the Landlord the full, prompt and complete payment by the Tenant of the rent and all other sums which may now or hereafter be payable by the Tenant under or by reason of the Lease, and the full, prompt and complete performance by the Tenant of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by the Tenant, without regard to any forbearance, delay, neglect or failure on the part of the Landlord in enforcing same up to a maximum amount of Sixty thousand and 00/100 ($60,000.00). This Guarantee of Lease shall expire on April 30, 1994.

2. The Guarantors do hereby waive notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to the Tenant, and also waive any demand for or notice of default of the payment of rent and other sums which may be payable by the Tenant under the Lease and the performance of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by the Tenant; and the Guarantors do further expressly hereby waive an legal obligation, duty or necessity for the Landlord to proceed first against the Tenant or to exhaust any remedy the Landlord may have against the Tenant, it being agreed that, in the event of a default or Event of Default by or with respect to the Tenant under the Lease, the Landlord may proceed and have right of action solely against either the Guarantors (or any of them) or the Tenant or jointly against the Guarantors (or any of them) and the Tenant.

3. If the Tenant shall become insolvent, shall be adjudicated bankrupt or shall file a petition for reorganization, arrangement or similar relief under any present or future provision of any federal or state bankruptcy or similar law, or if any such petition filed by creditors of the Tenant shall be approved by a court, or if the Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law, or if a receiver of all or part of its property and assets is appointed by any state or federal court, then, in any of such events, the Guarantors' liability under this Guaranty shall not be affected in any way thereby and, if in any such proceeding the Lease shall be terminated or rejected or the obligations of the Tenant thereunder shall be modified, then, at the option of Landlord, the Guarantors shall immediately pay to the Landlord (a) an amount equal to all fixed, contingent and additional rent and other payments which have accrued and remain unpaid as of and including the date of such termination, rejection or modification, plus (b) an amount equal to the then cash value of the fixed, contingent and additional rent and other payments which would have been payable under the Lease for the unexpired portion of the term thereby demised, less the then cash rental value of the leased premises for such unexpired portion of the term, together with interest on the amounts designated in clauses (a) and (b) above at the highest rate of interest permitted by law from the date of such termination, rejection or modification to the date of payment.

4. The Guarantors shall not be entitled to make any defense against any claim asserted by the Landlord in any suit or action instituted by the Landlord to enforce this Guaranty or the Lease or to be excused from any liability hereunder which the Tenant could not make or invoke, and the Guarantors hereby expressly waive any defense in law or in equity which is not or would not be available to the Tenant, it being the intent hereof that the liability of the Guarantors hereunder is primary and unconditional.

5. The Guarantors hereby agree that the covenants and provisions contained in the Lease may be altered, extended, changed, modified, renewed, released or canceled by the Landlord and/or the Tenant with or without release of the Tenant from liability or obligation, all without the consent of the Guarantors, and the Guarantors agree that this Guaranty and the liability of the Guarantors hereunder shall in no way be affected, diminished or released thereby.

6. It is fully understood that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantors' obligations hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, renewal, modification, forbearance or delay or other act or omission of the Landlord, or its failure to proceed promptly or otherwise or by reason of any action taken or omitted by the Landlord, whether or not such action or failure to act varies or increases the risk of or, affects the rights or remedies of, the Guarantors, and the Guarantors hereby expressly waive and surrender any defense to the Guarantors' liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers of any of them, it being the purpose and intent of the parties hereto that the covenants, agreements and all obligations of the Guarantors hereunder are absolute, unconditional and irrevocable.

7. In the event is shall be asserted that the Tenant's obligations are void or voidable due to illegal or unauthorized acts by the Tenant in the execution of the Lease, the Guarantors shall nevertheless be liable hereunder to the same extent as the Guarantors would have been if the obligations of the Tenant had been enforceable against the Tenant.

8. On or before March 1st during the term of the Lease, the Guarantors shall deliver to Landlord the Guarantor's financial statements for the immediately preceding calendar year and, within thirty (30) days of written request of Landlord, the Guarantors agree to deliver to Landlord financial statements for the Guarantors dated not more than sixty
(60) days prior to the date of such request.

9. In the even suit or action be brought upon and in connection with the enforcement of the Guaranty, the Guarantors shall pay reasonable attorneys' fees and all court costs incurred by the Landlord.

10. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the heirs, legal representatives, successors and assigns of the Landlord.

11. If any of the Guarantors is a corporation, then the undersigned office of each such corporation personally represents and warrants that the Board of Directors of each such corporation, in a duly held meeting, has approved this Guaranty and has determined that his Guaranty may reasonably be expected to benefit said corporation.

12. The Guarantors agree that this contract is performable in Travis County, Texas, and waive the right to be sued elsewhere.

EXECUTED THIS THE 9 day of April, 1993.


GUARANATORS:


/s/ GARY PANKONIEN
----------------------------------

ADDRESS:


----------------------------------

           FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN AETNA LIFE INSURANCE
                              COMPANY, AS LANDLORD, AND
                           1ST TECH CORPORATION, AS TENANT


    WHEREAS, AEtna Life Insurance Company ("Landlord"), and 1st Tech
Corporation ("Tenant") entered into a Lease made the 18th day of May, 1993 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), covering a total of 6,180 square feet and located at 12201 Technology Boulevard, Austin, Texas, know as McNeil 3; for a period of five years commencing April 26, 1993 and ending April 30, 1998, and

    WHEREAS, Tenant needs additional space for its business purposes and Landlord has available an area adjacent hereto;

    NOW, THEREFORE, in consideration of the premises, Landlord and Tenant covenant and agree as follows:

    1. Effective September 1, 1993, the demised premises shall contain, in addition to the approximately 6,180 square feet originally demised, and the 6,000 square feet called the "expansion space", a second additional area, hereinafter called the "second expansion space", containing approximately 3,000 square feet adjacent thereto (see Exhibit "A" attached hereto), thus making the aggregate area of the demised premises approximately 15,180 square feet. Landlord shall provide a tenant finish allowance of $10.00 per square foot ($30,000.00) toward interior improvements for the "second expansion space" of 3,000 square feet. All improvements must comply with Landlord's STANDARDS AND SPECIFICATIONS FOR OFFICE/WAREHOUSE BUILDINGS.

    2. Effective September 1, 1993, through August 31, 1998, the monthly base rental for the "second expansion space" shall be $.55 per square foot ($1,650.00/month) plus property taxes, common area maintenance, and insurance as provided in the Lease, payable on the first day of each month during the balance of the term.

    3. Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof and hereby ratified and confirmed.

DATED AS OF THE 5 DAY OF August, 1993.


WITNESS:                          AETNA LIFE INSURANCE COMPANY:


                                  /s/ JAMES G. HUGHES
------------------------------    ------------------------------
                                  By:  James G. Hughes
                                  Title:  Director

WITNESS:                          1ST TECH CORPORATION


/s/ DONALD R. TURNER              /s/ GARY PANKONIEN
------------------------------    ------------------------------
                                  By:  Gary Pankonien
                                  Title:  CEO

                     SECOND AMENDMENT TO LEASE AGREEMENT BETWEEN
                    AETNA LIFE INSURANCE COMPANY, AS LANDLORD, AND
                           1ST TECH CORPORATION, AS TENANT


         To be attached to and form a part of Lease made the 18th day of May, 1995 (which together with any amendments, modifications and extensions thereof, is herein called the Lease), between Landlord and Tenant, covering a total of 12, 180 square feet and located at 12201 Technology Boulevard, Austin, Texas, know as McNeil 3.

    WITNESSETH that the Lease is hereby extended and renewed for a further term of twenty-three and one half (23.5) months to commerce on September 1, 1998 and to end on August 15, 2000 on condition and Landlord and Tenant comply with all terms, covenants and conditions contained in the Lease, and monthly base rental shall be as follows plus property taxes, common area maintenance, and insurance as provided in the Lease:

Rental Period      Original Space      Third Expansion          Total Monthly
                   and Expansions      Space 11,135 s.f.        Base Rent
                   15,180 s.f.                                  26,315 s.f.

4/26/95 - 8/14/95       $8,105.40                -              $ 8,105.40

8/15/95 - 4/25/97       $8,105.40           $7,237.75           $15,343.15

4/26/97 - 8/15/2000     $8,349.00           $7,237.75           $15,586.75

The Tenant shall accept the original space in its current "as is" condition.

Effective 8/15/95 through 8/15/2000, the demised premises shall contain, in addition to the approximately 15,180 square feet, a "third expansion space" containing approximately 11,135 square feet (see Exhibit "A" attached hereto) thus making the aggregate area of the demised premises approximately 26,315
square feet.   Landlord shall provide a Tenant Finish Allowance of $22.07 p.s.f.
($245,749,45) toward interior improvements of the "third expansion space" of 11,135 square feet. All improvements must comply with Landlord's STANDARD AND SPECIFICATION FOR OFFICE/WAREHOUSE BUILDING.


TERMINATION RIGHT:

Providing Tenant is not in default under any terms of the lease, Tenant shall have the right to terminate this lease effective any time after 8/31/98 upon sixty (60) days advance written notice to Landlord (notice can be given to Landlord no earlier than 6/30/98) and only upon payment of all unamortized tenant finish allowance and brokerage commissions remaining through the lease expiration of 8/15/2000. The amortization rate for the Tenant Finish Allowance and Brokerage Commissions shall be 11% per annum Simple Interest.

    Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 27 DAY OF JUNE, 1995.

WITNESS                           AETNA LIFE INSURANCE COMPANY:



/s/ DONALD R. TURNER              /s/ JAMES G. HUGHES
------------------------------    ------------------------------
Donald R. Turner                  By:   James G. Hughes
                                  Title:  Director


WITNESS:                          1ST TECH CORPORATION



/s/ KIM HOUSE                     /s/ GARY PANKONIEN
------------------------------    ------------------------------
                                  By:  Gary Pankonien
                                  Title:  CEO

                      THIRD AMENDMENT TO LEASE AGREEMENT BETWEEN
                    AETNA LIFE INSURANCE COMPANY, AS LANDLORD, AND
                           1ST TECH CORPORATION , AS TENANT

         To be attached to and from a part of Lease made the 18th day of May, 1995 (which together with any amendments, modifications and extensions thereof, is herein called Lease), between Landlord and Tenant, covering a total of 26,315 square feet an located at 12201 Technology Boulevard, Austin, Texas, known as McNeil 3.

    WITNESSETH that the Lease is hereby modified and amended as follows:

RIGHT OF FIRST REFUSAL

Landlord is the owner of the herein demised premises, as well as the adjacent 7,423 square feet of space. It is agreed that Tenant shall have the right of first refusal to lease the adjacent space from the Landlord subject to the existing leases in place. In the event a prospective tenant desires to lease this space from Landlord, Landlord shall notify Tenant thereof in the manner provided herein for notice, whereupon Tenant shall have five (5) days after receipt to such notice in which to elect to exercise Tenant's right of, title or interest in the adjacent space and this right of first refusal shall terminate and be of no further force and effect. If, on the other hand, Tenant exercise it right of first refusal in the manner provided above, the lease of the adjacent property shall be consummated at a fair market rental rate.

    Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 28 DAY OF JUNE, 1995.

WITNESS:                          AETNA LIFE INSURANCE COMPANY:
                                  Allegis Realty

/s/ DONALD R. TURNER              /s/ JAMES G. HUGHES
------------------------------    ------------------------------
Donald R. Turner                  By:   James G. Hughes
                                  Title:  Director

WITNESS:                          1ST TECH CORPORATION


/s/ KIM HOUSE                     /s/ GARY PANKONIEN
------------------------------    ------------------------------
                                  By:  Gary Pankonien
                                  Title:  CEO

                     FOURTH AMENDMENT TO LEASE AGREEMENT BETWEEN
                    AETNA LIFE INSURANCE COMPANY, AS LANDLORD, AND
                           1ST TECH CORPORATION, AS TENANT

         To be attached to and form a part of Lease made the 18th day of May, 1995 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 26,315 square feet and located at 12201 Technology
         Boulevard, Austin, Texas, known as McNeil 3.

    WITNESSETH, THAT WHEREAS, by Agreement of Lease dated May 18, 1995, Landlord leased to Tenant certain space containing approximately 26,314 square feet in the building located at 12201 Technology Boulevard, Austin, Texas, and
    WHEREAS, Tenant needs additional space for its business purposes and Landlord has available an area adjacent hereto.
    NOW, THEREFORE, in consideration of the premises, Landlord and Tenant covenant and agree as follows:
    1. Effective May 27, 1996, the demised premises shall contain, in addition to the approximately 26,315 square feet originally demised, an additional area, hereinafter called the "new space", containing approximately 3,150 square feet adjacent thereto (see Exhibit "A" attached hereto), thus making the aggregate area of the demised premises approximately 29,464 square feet. Tenant shall accept the "new space" in its current "as is" condition and all improvements must comply with Landlord's STANDARDS AND SPECIFICATIONS FOR OFFICE/WAREHOUSE BUILDINGS.

    2.   Effective  May 27, 1996, the monthly base rental shall be as follows:

Term             Monthly      Monthly       Monthly      Monthly    Total
----             Base Rental  Base Rental   Base Rental  Base       Monthly
                 Rate PSF     Rate          Rate PSF     Rental     Base
                 Existing     Existing      New Space    Rate New   Rental
                 Space        Space         ----------   Space      Rate
                 -----        -----                      -----      -----
5/27/96-4/25/97  $0.58        $15,343.15    $0.55        $1,732.50  $17,075.65

4/26/97-5/22/97  $0.59        $15,586.75    $0.55        $1,732.50  $17,319.25

5/23/97-         $0.59        $15,586.75    $0.60        $1,890.00  $17,476.75
8/15/2000

These amounts shall be in addition to property taxes, common area maintenance, and insurance as provided in the Lease, payable on the first day of each month during the balance of the term.

    3. Paragraph 9.B.(i) of the Lease Agreement is hereby amended to name the Management Company as an additional insured on all Tenant's Liability Insurance Policies in connection with this Lease (except for the workers' compensation policy as stated in Paragraph 9.B.(i)).

    4. Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

    EXECUTED BY LANDLORD, this 21 DAY OF JUNE, 1996.

                                  AETNA LIFE INSURANCE COMPANY
                                  By:  AEtna Realty Investor, Inc., Its Agent:


Attest/Witness                    By:  /s/ JAMES G. HUGHES
------------------------------    ------------------------------
                                  Title:    Vice  President



    EXECUTED BY TENANT, this __________ day of _____________________, 19__.

                                       1ST TECH CORPORATION:


                                  /s/ GARY PANKONIEN
                                  ------------------------------
Attest/Witness                    By:  Gary Pankonien
                                  Title:  CEO
------------------------------

                      FIFTH AMENDMENT TO LEASE AGREEMENT BETWEEN
                    AETNA LIFE INSURANCE COMPANY, AS LANDLORD, AND
                           1ST TECH CORPORATION, AS TENANT

         To be attached to and form a part of Lease made the 18th day of May, 1995 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of 29,464 square feet and located at 12201 Technology
         Boulevard, Austin, Texas, known as McNeil #3.

    WITNESSETH, THAT:
    WHEREAS, by Agreement of Lease dated May 18, 1995, Landlord leased to
Tenant certain space containing approximately 29,464 square feet in the building located at 12201 Technology Boulevard, Austin, Texas, and
    WHEREAS, Tenant needs additional space for its business purposes and Landlord has available an area adjacent hereto.
    NOW, THEREFORE, in consideration of the premises, Landlord and Tenant covenant and agree as follows:
    1. Effective August 15, 1996, the demised premises shall contain, in addition to the approximately 29,464 square feet originally demised, an additional area, hereinafter called the "new space", containing approximately 3,712 square feet adjacent thereto (see Exhibit "A" attached hereto), thus making the aggregate area of the demised premises approximately 33,174 square feet. Tenant shall accept the "new space" in its current "as is" condition and all improvements must comply with Landlord's STANDARDS AND SPECIFICATIONS FOR OFFICE/WAREHOUSE BUILDINGS.

    2. Tenant agrees to provide its own interior finish out, subject to Landlord's approval, and shall include one hundred percent (100%) HVAC as well as carpet and/or tile throughout the "new space".

    3. Tenant shall terminate occupancy of the "new space" on August 31, 1998.

    4. Effective August 15, 1996, the monthly base rental shall be as follows:

Term             Monthly         Monthly Base   Monthly        Total
----             Base Rental     Rental Rate    Base Rental    Monthly Base
                 Rate            PSF New        Rate           Rental Rate
                 Existing Space  Space          New Space      ------------
                 --------------  -----          ---------
8/15/96-4/25/97  $17,075.65      $0.00          $0.00          $17,075.65

4/26/97-5/22/97  $17,319.25      $0.00          $0.00          $17,319.25

5/23/97-8/31/98  $17,476.75      $0.00          $0.00          $17,476.75

9/1/98-          $17,476.75      N/A            N/A            $17,476.75
8/15/2000

These amounts shall be in addition to common area maintenance, property tax and insurance for tenant's pro rata share of the building including the "new space".

    5. The Lease expressly refers to Tenant as 1st Tech Corporation. The Tenant's name has been changed to Tanisys Technology. The Lease and all related documents are hereby amended such that all references to "Tenant" or "1st Tech Corporation" will translate to mean "Tanisys Technology".

    6. Except as herein and hereby modified and amended the Agreement of Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

         EXECUTED BY LANDLORD, this 9 day of August, 1996.

                                  AETNA LIFE INSURANCE COMPANY
                                  By:  Allegis Realty Investor, L.L.C.,
                                       Its Investment Advisor and Agent


Attest/Witness                    /s/ JAMES G. HUGHES
------------------------------    ------------------------------
                                  By:  James G. Hughes
                                  ------------------------------
Title:                            Title:    Vice  President
------------------------------    ------------------------------

         EXECUTED BY TENANT, this _____ day of _____________, 19_____.

                                  TANISYS TECHNOLOGY, INC.


Attest/Witness                    /s/ JOE DAVIS
------------------------------    ------------------------------
                                  By:  Joe Davis
                                  ------------------------------
Title:                            Title:    CFO
------------------------------    ------------------------------

                          ASSIGNMENT AND ASSUMPTION OF LEASE
                          ----------------------------------

    This Assignment and Assumption of Lease (the "Agreement") is made as of the 21 day of June, 1996 by and between Aetna Life Insurance Company ("Lessor"), 1st Tech Corporation ("Assignor"), and Tanisys Technology, INCORPORATED, A WYOMING CORPORATION ("Assignee").

WHEREAS:

    Lessor, Assignor and Assignee mutually agree and acknowledge that on or about April 26, 1993, Lessor, and Assignor, as Lessee, executed a Lease for the premises located at 12201 Technology Blvd., Suite 130, Austin, Texas 78727, a correct copy of which is attached hereto as Exhibit "A: and which is expressly incorporated herein by this reference;

    Lessor, Assignor and Assignee mutually agree and acknowledge that Assignor desires to assign, and Assignee desires to acquire, Assignor's entire interest in the Lease; and;

    Lessor, Assignor and Assignee mutually agree and acknowledge that the Lease prohibits and assignment of the Lease without Lessor's consent;

    NOW, THEREFORE, in consideration of the sum One Dollar ($1.00) by each party to the other, in hand paid, and other good and valuable consideration, including without limitation, the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby mutually acknowledged, Lessor, Assignor and Assignee agree as follows:

    1. Assignor assigns to Assignee, as of the date of this Agreement, all Assignor's rights, title and interest in and to the Lease, together with Assignor's interest in the security deposit previously paid by Assignor to Lessor in the amount of $4,773.60.

    2. Assignee hereby assumes the Lease and agrees to perform and observe all covenants and conditions contained in the Lease on Assignor's part to be performed and observed, with the same force and effect as if Assignee was originally named in the Lease as Lessee.

    3. Lessor hereby consents to the aforesaid assignment and assumption by Assignor to Assignee, upon the express condition that no further assignment, sublease or transfer of the Lease shall hereafter be made without the prior written consent of Lessor.

    4. Notwithstanding anything contained in this Agreement to the contrary, Assignor shall not be released of any liability or other obligations of the Tenant under the Lease, and Assignor hereby confirms that it will remain responsible and liable for and will assure the payment and performance of each and every covenant or other obligation of the Tenant under the Lease.

    5. This Agreement may not be changed, modified, discharged or terminated except by a further agreement in writing signed by the parties hereto or their respective successors and assigns.

    IN WITNESS HEREOF, the parties hereto execute this Agreement as of the date written above.

         LESSOR:             AETNA LIFE INSURANCE COMPANY
                             By: Allegis Realty Investors, LLC, Its Investment Advisor and Agent


                             By:  /s/ JAMES G. HUGHES
                                ------------------------------------------
                             Printed Name:  James G. Hughes
                             Title:  Vice President


         ASSIGNOR
         AND LESSEE:         1ST TECH CORPORATION


                             By:  /s/ GARY PANKONIEN
                                ------------------------------------------
                             Printed Name:
                                          --------------------------------
                             Title:
                                   ---------------------------------------


         ASSIGNEE:           TANISYS TECHNOLOGY, INCORPORATED
                             A WYOMING CORPORATION


                             By:  /s/ Joe Davis
                                ------------------------------------------
                             Printed Name:  Joe Davis

                             Title:    CFO